AGREEMENT TO PURCHASE ASSETS

     AGREEMENT dated as of the 5th day of January, 1998, among PTS Rehab Philadelphia, Inc., a Pennsylvania corporation and Physical Therapy Associates, Inc., a Delaware corporation (collectively referred to as the "Seller"), and Consolidated HealthCare Associates, Inc., a Nevada corporation (the "Owner"), and HEALTHSOUTH Holdings, Inc., a Delaware corporation ("HEALTHSOUTH").
                           WITNESSETH:

     WHEREAS, the Seller desires to sell to HEALTHSOUTH, and HEALTHSOUTH desires to purchase and acquire, substantially all of the business and assets of the Seller's rehabilitation and therapy business operated at 635 Churchman's Road, Newark, Delaware 19702, 314 East Main Street, Suite 304, Newark, Delaware 19711 and St. Leonard's Court, 39th and Chestnut Street, Philadelphia, Pennsylvania 19104 (the "Seller's Business"), all upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, the Owner is the sole owner of all of the issued and outstanding capital stock of the Seller and join in this Agreement as an inducement to the consummation of the purchase and sale contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the contemplated payment by HEALTHSOUTH to the Seller of the purchase price herein provided for, and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Seller, the Owner and HEALTHSOUTH hereby agree as follows:

Section 1.    Terms of the Sale and Purchase of Assets.

     The sale of the properties. assets and business of the Seller's Business to be sold hereunder and the acquisition thereof by HEALTHSOUTH shall be made and be effective as of the close of business on December 31, 1997, and shall be based on the respective representations, warranties and agreements of the Seller and the Owner, on the one hand, and HEALTHSOUTH, on the other hand.

     1.1. Included and Excluded Assets. (a) Seller hereby sells, transfers, assigns, conveys, releases and delivers to HEALTHSOUTH, effective as of the close of business on December 31, 1997, all of the properties, assets and business of the Seller's Business, as a composite going concern, whether or not any of such assets have any value for accounting purposes, including, specifically, but without limiting the generality of the foregoing:

          (i) All accounts receivable related to the Seller's Business which are outstanding at the close of business on December 31, 1997, including, without limitation, those accounts receivable listed on Exhibit A to this Agreement. The total face value of the accounts receivable transferred to HEALTHSOUTH hereunder shall not total less than $630,148.

          (ii) All assets utilized in or related to the Seller's
     Business, including, without limitation, those which are listed on Exhibit B, but excluding the assets specifically excluded below in Section 1.1.(b) of this Agreement.

          (iii) All of the Seller's rights to the use of the trade name "Physical Therapy Associates" and "Philadelphia
     Institute for Physical Therapy" and any variations thereof.

          (iv) Goodwill, customer and patient lists, telephone numbers, trade secrets, patents, copyrights, trademarks, service marks, advertising and marketing ideas, items and rights and all other property rights required for or incident to the marketing or the performance of rehabilitation and therapy services by the Seller and all books and records relating thereto.

          (v) Subject to Section 1.10 of this Agreement, all contracts, leases and agreements set forth or referred to in Exhibit C to this Agreement and any and all prepayments, deposits and similar assets associated with such contracts, leases and agreements, and all licenses, certificates of need and other regulatory approvals relating to or necessary for the operation of the Seller's Business.

      (b) There shall be excluded from the properties and assets of the Seller's Business transferred and conveyed to HEALTHSOUTH hereunder, the minute books, stock records and related internal records of the Seller and the Seller's cash and securities. All other books and records of the Seller related to the Seller's Business, together with all the other assets to be acquired pursuant to this Agreement, shall be delivered to HEALTHSOUTH or such person as HEALTHSOUTH may specify, upon the execution and delivery of this Agreement.

      1.2.     Patient lnformation and Financial Information.
 The agreements between the parties evidenced by this Agreement have been reached based on the audited financial and other information about the Seller's Business to be acquired hereunder as of September 30, 1997, provided HEALTHSOUTH by the Seller and the Owner. The summary of patient visits attached to this Agreement as part of Exhibit D is sometimes referred to herein as the "Seller's Patient Information". The unaudited balance sheet of the Seller and the unaudited income statement of the Seller are also attached to this Agreement as part of Exhibit D and are sometimes referred to herein as the "Seller's Financial Information".

      1.3. Considerations. In exchange for the transfer referred to in Section 1.1, HEALTHSOUTH will provide the Seller with the following considerations:

           (a) The total purchase price for all of the business, properties and assets of the Seller to be conveyed, sold, transferred, assigned and delivered to HEALTHSOUTH under this Agreement by the Seller is $ 650,000 plus the assumption of the Seller's liability (i) for any sick leave or vacation benefits (calculated as earned time by the Seller) of the Seller's employees on Exhibit F which are employed by HEALTHSOUTH, and (ii) under the contracts, leases and agreements of the Seller described in (b) below. Such $650,000 shall be payable in good funds to Seller upon execution and delivery of this Agreement.

           (b) Subject to Section 1. 10 of this Agreement, HEALTHSOUTH shall assume the contracts, leases and agreements of the Seller relating to the Seller's Business which are listed on Exhibit C attached to this Agreement, provided that HEALTHSOUTH shall not be deemed to assume any liability which may be incurred by reason of any breach of or default under any such contract, lease or agreement which occurred prior to the execution and delivery of this Agreement and which is not disclosed in Exhibit C hereto. The Owner and the Seller, at their expense, shall use its best efforts to provide HEALTHSOUTH with valid and enforceable assignments to all such contracts, leases and agreements.

           (c) Except as expressly provided in Exhibit C, HEALTHSOUTH shall not be deemed to assume any liability of the Seller or the Owner whatsoever. Without limiting the generality of the foregoing, HEALTHSOUTH shall not be deemed to have assumed, nor shall HEALTHSOUTH assume, any liability based upon or arising out of any tortious or wrongful actions of Seller or Owner, or any liability for the payment of (i) any taxes of the Seller arising out of transactions occurring on or prior to the execution and delivery of this Agreement; (ii) any taxes of the Seller or the Owner arising in connection with the transactions contemplated by this Agreement; (iii) except as expressly provided in Exhibit F, any salary, wage, benefit, bonus, vacation pay (calculated as earned time by the Seller), sick leave, insurance, employment tax or similar liability of Seller to any employee, officer, director or other person or entity allocable to services performed on or prior to the execution and delivery of this Agreement; or
      (iv) any liabilities arising in connection with any malpractice or other liability arising in connection with the Seller's or the Owner's physical therapy practices. HEALTHSOUTH shall have no liability whatsoever, for contributions or otherwise, for any pension, employee benefit or profit sharing plan of the Seller or any of the Owner for the benefit of Seller's employees, officers or directors.

           (d) Except as otherwise agreed by the parties, the parties agree that the cash portion of the purchase price shall be allocated and reported to the Internal Revenue Service and similar governmental agencies as follows:
               Equipment, furnishings, supplies,
             deposits, leasehold improvements
               and fixtures                            $ 90,000
               Accounts Receivable                     $250,000
               Goodwill                                $310,000


     1.4. Power of Attorney. The Seller hereby constitutes and appoints HEALTHSOUTH and its successors and assigns, the true and lawful attorneys for the Seller, with full power of substitution, in the name of the Seller, but on behalf of and for the benefit of and at the expense of HEALTHSOUTH, to institute and prosecute, in the name of the Seller or otherwise, all proceedings which HEALTHSOUTH may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the assets to be transferred to HEALTHSOUTH pursuant to this Agreement, to defend and compromise any and all actions, suits or proceedings in respect of any such assets, and to do all such acts and things in relation thereto as HEALTHSOUTH shall reasonably deem advisable. The Seller agrees that the foregoing powers are coupled with an interest and shall be irrevocable by the Seller or by its dissolution or in any manner or for any reason. The Seller shall pay to HEALTHSOUTH, when received, any amounts which shall be received by such Seller in respect of any assets transferred to HEALTHSOUTH.

     1.5. Bill of Sale. Contemporaneously with the execution and delivery of this Agreement, the Seller shall execute and deliver a Bill of Sale and such other necessary transfer documents required by law to transfer the assets described herein to HEALTHSOUTH.

     1.6. Non-Competition Agreement. Contemporaneously with the execution and delivery of this Agreement, the Seller, the Owner and HEALTHSOUTH shall execute and deliver a Non-Competition Agreement, providing that the Seller and the Owner will not enter into competition with the rehabilitation business to be operated by HEALTHSOUTH during the term of such Non-Competition Agreement.

     1.7. Lease or Lease Assignment. Contemporaneously with the execution and delivery of this Agreement, HEALTHSOUTH shall be provided by the Seller and the Owner, at their cost and expense, with a valid and enforceable lease or lease assignment enabling HEALTHSOUTH, as lessee, to occupy the space currently occupied by the Seller located at 635 Churchman's Road, Newark, Delaware 19702, 314 East Main Street, Suite 304, Newark, Delaware 19711 and St. Leonard's Court, 39th and Chestnut Street, Philadelphia, Pennsylvania 19104, at the same rental paid by Seller. Such lease or lease assignment shall be in form and substance satisfactory to HEALTHSOUTH and its counsel.

      1.8. Costs and Expenses. Each of the parties to this Agreement shall pay all of the costs and expenses incurred by it in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, whether or not they may be deemed to have been incurred in the ordinary course of business, HEALTHSOUTH shall not be liable for or required to pay, either directly or indirectly, any of the following liabilities or expenses incurred by the Seller or the
 Owner: (a) fees and expenses of any person for financial services or services as a finder rendered to the Seller or the Owner in connection with the sale contemplated by this Agreement; (b) fees and expenses of legal counsel retained by the Seller or the Owner for services rendered to the Seller or the Owner in connection with the sale contemplated by this Agreement; (c) fees and expenses of auditors and accountants retained by the Seller or the Owner for services rendered to the Seller or the Owner in connection with the sale contemplated by this Agreement; (d) fees and expenses incurred by the Seller or the Owner in connection with the making of this Agreement or any fees or expenses for the assignment of any lease or agreement to HEALTHSOUTH; or (e) taxes or other similar charges incurred by the Seller or the Owner in connection with the making of this Agreement or the transfer of property to HEALTHSOUTH.

      1.9. Further Instruments of Conveyance. The Seller and the Owner agree to execute and deliver, from time to time hereafter, at the request of HEALTHSOUTH, all such further instruments of conveyance, assignment and further assurance as may reasonably be required in order to vest in and confirm to HEALTHSOUTH full and complete title to, and the right to use and enjoy, the properties, assets, contracts and business hereby agreed to be, and intended to be, conveyed and transferred to HEALTHSOUTH.

      1.10. Assignments and Consents, Nothing contained in this Agreement shall be construed as an attempt to agree to assign any contract which by law is nonassignable without the consent of the other party or parties thereto, unless such consent shall be given. The Seller and the Owner shall use its best efforts to obtain all such necessary assignments and consents of the parties to any such contracts and shall pay all costs and expenses for obtaining such assignments and consents.

      1.11. Documents to be Provided by Seller at Closing.
Contemporaneously with the execution and delivery of this Agreement, the Seller agrees to furnish HEALTHSOUTH with copies of the following documents:

           (a) Certificates of good standing (with tax certifications) for the Seller from the proper official of the state of the Seller's organization.

           (b) Resolutions, duly adopted by the Board of Directors and the Owner of the Seller, authorizing and adopting this Agreement and the sale, transfer and transactions provided for herein, certified by the Secretary of the Seller.

           (c) Consents, executed and delivered by all persons and entities necessary to authorize the transactions contemplated herein, to authorize the assignment of agreements listed on Exhibit C, or to release liens or encumbrances on assets to be transferred to HEALTHSOUTH.

           (d) Lien searches by the proper officials of the State of Pennsylvania and its political subdivisions, showing all liens and encumbrances, if any, on the property and assets of the Seller, including fixtures and similar items, which liens and encumbrances shall be paid in full, released and removed by the Seller upon transfer of such property and assets to HEALTHSOUTH.

 1. 12.   Legal Opinion.  Contemporaneously with the execution
 and delivery of this Agreement, the Seller agrees to furnish to HEALTHSOUTH the opinion, dated as of the date of the execution of this Agreement, of legal counsel for the Seller and the Owner, in form and substance satisfactory to HEALTHSOUTH and its counsel, to the effect that:

           (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and the State of Delaware.

           (b) The Seller has the corporate authority to own all of its properties and assets and to carry on its business as it is being conducted at the date of the execution of this Agreement. The Seller has full right, power and authority to enter into this Agreement, the Non-Competition Agreement, the Bill of Sale and the Consents to Assignment of Lease Agreement.

           (c) The execution and delivery of this Agreement, the Bill of Sale, the Non-Competition Agreement and the Consents to Assignment of Lease Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, violate the Articles or Certificate of Incorporation or Bylaws of the Seller, or the provisions of any mortgage, lien, lease, agreement, instrument, statute, order, arbitration award, judgment or decree, of which such counsel has knowledge, to which the Seller is a party or by which Seller is bound, or violate any bulk sale or similar laws to which the Seller or HEALTHSOUTH may be subject to because of the transactions contemplated herein.

           (d) The Owner is the sole owner of all of the issued and outstanding capital stock of the Seller.

           (e) Such counsel is not aware of any litigation, proceeding or governmental investigation, pending or threatened against or relating to the Seller or the Owner, or their properties or business, or the transactions contemplated by this Agreement other than those disclosed on Exhibit E.

           (f) This Agreement and the Non-Competition Agreement have both been duly executed and delivered by the Seller and the Owner and constitute the legal, valid and binding obligations of the Seller and the Owner, enforceable in accordance with their respective terms.

         (g) The Bill of Sale is sufficient under Pennsylvania law to transfer title to the assets described therein to HEALTHSOUTH.

         (h)   The Bill of Sale and the Consents to Assignment of
     Lease Agreement have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms.

         (1) The execution and delivery of this Agreement and the NonCompetition Agreement by the Owner and the consummation of the transactions herein and therein contemplated will not conflict with or result in the breach of, or accelerate the performance required by any of the terms of any agreement, statute, order, arbitration award, judgment or decree, of which such counsel has knowledge, to which any of the Owner is now a party, or constitute a default thereunder, or result in the creation of any lien, charge or encumbrance on any of the property or assets of any of the Owner.

In rendering its opinion such counsel may rely on title certificates, abstracts or policies, and certificates of public officials as to factual matters not independently established by such counsel, provided that the extent of such reliance is specified in such opinion and that copies of such documents so relied upon are delivered to HEALTHSOUTH.

     1.13. Transition of Business. The Seller and the Owner agree to cooperate with HEAI,THSOUTH and to use their best efforts in the transition and change of ownership of the assets and business being transferred hereunder.

     1.14. Confidential Information. The Seller, the Owner and HEALTHSOUTH each acknowledge and agree that the terms and conditions of this Agreement and the NonCompetition Agreement are confidential and will not be disclosed to any third party without the prior written consent of the Seller and HEALTHSOUTH; provided that the parties may disclose the terms and conditions hereof to their third-party licensed accountants and attorneys, provided such third parties agree to maintain the confidentiality of such information and will not disclose it to any other third parties.


Section 2. Representations and Warranties of the Seller and the Owner. The Seller and the Owner, jointly and severally, hereby represent and warrant to HEALTHSOUTH as follows:

     2.1. Corporate Authority and Existence. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and the State of Delaware. The Seller has all necessary power to own all of its properties and assets and to carry on its business as now being conducted. The Seller has all necessary power and is duly authorized to convey, assign and transfer the properties, assets and business specified in this Agreement.

     2.2. Ownership of Seller. The Owner is the only owner of the Seller. The Seller does not own equity in, or control, directly or indirectly, any other entity, nor is the Seller a party to any joint venture or partnership.

     2.3. No Conflicting Obligations: Seller. The Seller has the power and authority to execute, deliver and perform this Agreement and all agreements executed and delivered by it pursuant to this Agreement, and has taken all action required by law, its Articles or Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution, delivery and performance of this Agreement and such related documents. The execution and delivery of this Agreement does not and, subject to the receipt of consents to assignments of leases and other contracts where required, the consummation of the sale contemplated hereby will not, violate any provisions of the Articles or Certificate of Incorporation or Bylaws of the Seller or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which the Seller is a party, or by which it is bound. This Agreement and the Non-Competition Agreement have both been duly executed and delivered by the Seller and the Owner and constitute the legal, valid and binding obligations of the Seller and the Owner, enforceable in accordance with their respective terms. The Bill of Sale and the Consents to Assignment of Lease Agreement have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms.

      2.4. Authority of Owner. The Owner has full right, power and authority to enter into this Agreement and to consununate the transactions contemplated hereby.

      2.5. No Conflicting Obligations: Owner. The execution and delivery of this Agreement by the Owner and the consummation of the transactions herein contemplated will not conflict with or result in the breach of, or accelerate the performance required by any of the terms of any agreement to which the Owner is now a party, or constitute a default thereunder, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Owner.

      2.6. Accuracy of Patient Information and Financial Information. The Seller and the Owner have heretofore furnished HEALTHSOUTH ,with complete copies of the Seller's Patient Information and the Seller's Financial Information. All the Seller's Patient Information is, to the best of Seller's knowledge, true and correct and presents fairly the number of legitimate, paying patients treated by the Seller for the periods indicated and the result of patient operations for the periods indicated. The Seller's Financial Information has been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated and fairly and accurately presents the financial condition of the Seller's Business at such date and the results of operation for the periods included therein.

      2.7. No Similar Business. The Seller does not own or control any other business or entity which provides rehabilitation and therapy services similar to the Seller's Business. The Owner does not own nor is involved with any other rehabilitation or therapy business providing services similar to the Seller's Business in the states of Delaware and Pennsylvania. All of the assets and business of the Seller's rehabilitation and physical therapy business, except for the assets described in Section 1.1(b) are being transferred to HEALTHSOUTH.

      2.8. Contracts. Exhibit C to this Agreement sets forth a list of all contracts, leases and agreements which shall be assumed by HEALTHSOUTH. All such contracts, leases and agreements listed in Exhibit C are valid and effective in accordance with their respective terms, and there is not under any such documents any existing default or breach, or any condition or event which with notice or lapse of time, or both, would constitute a default or breach. All payments and actions required by the Seller through the date of the execution and delivery of this Agreement pursuant to such contracts, leases and agreements have been paid and performed. The Seller and the Owner warrant that all such agreements are for the benefit of the Seller's Business, regardless of whether they are in the name of the Seller, the Owner or otherwise, and the Seller has the authority to transfer such agreements to HEALTHSOUTH.

      2.9. Buildings and Operations. The buildings and operations of the Seller located at 635 Churchman's Road, Newark, Delaware 19702, 314 East Main Street, Suite 304, Newark, Delaware 19711 and St. Leonard's Court, 39th and Chestnut Street, Philadelphia, Pennsylvania
 19104,donotviolateorconflictwithanyrestrictivecovenant,zoningord inance, lease restriction, administrative regulation, or provision of law in effect which in any material respect interferes with or prevents the continued use of such buildings and operations for rehabilitation and therapy purposes or which would materially affect the value of such continued use thereof for rehabilitation and therapy purposes.

      2.10. Liens and Encumbrances. The Seller owns all of the assets, properties and business being transferred to HEALTHSOUTH pursuant to Section 1.1 of this Agreement, free and clear of any liens, claims, charges, exceptions or encumbrances. All inventories, supplies, equipment, furniture and other tangible assets listed on Exhibit B to this Agreement currently are used by or are useful to the Seller in the ordinary course of business of the y Seller's Business and are in good operating condition and in a state of reasonable maintenance and repair.

     2.11. Litigation. There is no litigation, governmental investigation or other proceeding pending or, so far as is known to either the Seller or its officers or the Owner, threatened against or relating to the Seller, its properties or business, or the transaction contemplated by this Agreement and, so far as is known to either the Seller or its officers or the Owners, no basis for any such action exists except as those disclosed on Exhibit.E.

     2.12. No Liability for Seller's Contracts. Prior to the execution and delivery of this Agreement, the Seller and the Owner have delivered to HEALTHSOUTH true copies of all material contracts, obligations and commitments of the Seller related to the Seller's Business, each of which is listed on Exhibit C attached to this Agreement. There exists no material agreements of the parties to the documents listed on Exhibit C which are not reflected in such documents. The Seller is not a party to any written or oral: (a) contract with any labor union; (b) bonus, pension, profit sharing, retirement, stock purchase, hospitalization, insurance or similar plan providing for employee benefits to employees of the Seller's Business for which HEALTHSOUTH shall become liable; (c) contract for the future purchase of materials, supplies or equipment for the Seller's Business for which HEALTHSOUTH shall become liable; or (d) contract related to the Seller's Business for the performance of services for or by the Seller for which HEALTHSOUTH shall become liable.

    2.13. Material Changes. Except as set forth in Exhibit E to this Agreement, since November 1, 1997, the Seller has not (a) incurred any material obligation or liability (absolute, accrued, contingent or otherwise) related to Seller's Business; (b) sold or transferred any of the assets used in connection with the Seller's Business, or canceled any debts or claims or waived any rights related to the Seller's Business, except in the ordinary course of business; (c) increased the compensation of any officer, employee, consultant or agent in connection with Seller's Business; (d) authorized any capital expenditures in connection with Seller's Business in excess of $1,000 in the aggregate; (e) except for this Agreement, entered into any material transaction in connection with Seller's Business, other than in the ordinary course of business; (f) experienced damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any of the properties, assets or business used in connection with Seller's Business, or experienced any other material adverse change in the assets or business of Seller's Business.

     2.14. Taxes. The Seller has not been notified that any income tax returns of the Seller are currently under audit by the Internal Revenue Service or any state or local tax agency, and any such prior audits have been finally and fully concluded and all taxes owed or claimed to be owed pursuant thereto have been paid in full. No agreements have been made by the Seller for the extension of time or the waiver of the statute of limitation for the assessment of any tax. The Seller and the Owner represent and warrant that all taxes of the Seller shall be paid in full as they become due and payable (unless properly bonded and appealed) and no liens or other encumbrances shall attach to the assets and business transferred to HEALTHSOUTH as a result of the non-payment or late payment of any tax.

     2.15. Agency Reports. The Seller has filed all Medicare reports and similar state and federal documents and is in good standing with the United States Department of Health and Human Services which includes the Health Care Financing Administration ("DHHS") and any similar state agencies. Neither the Seller, nor the Owner, has been reprimanded or sanctioned by DHHS or any similar state agency for any alleged fraud, abuse or other wrongful conduct. Neither DHHS, nor any similar state agency, has any claim or, to the best knowledge of the Seller and the Owner, any possible claim, for monies due or to become due from the Seller or the Owner.

     2.16. Insurance. The Seller has policies of insurance on its facilities, equipment and inventory with extended coverage in connection with the Seller's Business in amounts deemed by the management of the Seller to be sufficient. Valid policies in such amounts will be outstanding and duly in force for at least five days after the execution and delivery of this Agreement, unless a termination thereof is consented to by HEALTHSOUTH.

     2.17. Material Changes in Patient Information. Since November 30,1997, there has not been any material adverse change in the assets or business of the Seller's Business or in the type or number of Seller's rehabilitation and therapy patients. The Seller and the Owner are unaware of any event which may materially change the type or number of Seller's rehabilitation or therapy patients after the consummation of the transactions contemplated by this Agreement.

     2.18. Commissions or Fees. There are no claims for brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement resulting from any action taken by the Seller or by its officers or directors or the Owner, or by any of them or their agents.

     2.19. Compliance with Laws. To the best knowledge of the Seller and the Owner, the Seller has complied with all federal, state and local laws, regulations and ordinances relating to the Seller's Business, including, without limitation, the Federal Environmental Protection Act, the Occupational and Safety Hazards Act, Medicare and Medicaid rules and regulations, all federal, state and local licensing and health laws and requirements and other similar statutes and no notice of any pending inspection or violation of any such act or statute has been received by the Seller in connection with the Seller's Business.

     2.20. Accounts Receivable. All of Seller's accounts receivable are being transferred to HEALTHSOUTH and are valid debts incurred by the obligors thereunder to the Seller, are not subject to counterclaims or set-offs, and the Seller has taken all acts necessary to insure their ultimate collectibility, including timely compliance with all regulatory requirements of Medicare and other third party payors. Nothing prevents Seller from transferring good and valid title to such accounts receivable to HEALTHSOUTH, and Seller knows of no fact or occurrence that would prevent HEALTHSOUTH from collecting such accounts receivable in the ordinary course of business. The Seller and the Owner agree to remain responsible for all current credit balances on such accounts receivable and HEALTHSOUTH shall have no liability whatsoever for maintaining, paying, creating a reserve for or any other action concerning such credit balances, it being expressly understood that the Seller and the Owner assume all liability therefor and indemnify HEALTHSOUTH from all liability, including reasonable attorneys' fees, therefrom. The representations and warranties stated above are made to induce HEALTHSOUTH to enter into this Agreement and to accept the accounts receivable of the Seller.

     2.21. Tax Identification Number. The Seller is not a foreign partnership, corporation, entity or individual pursuant to the Internal Revenue Code and HEALTHSOUTH is not required to withhold any part of the purchase price, or otherwise comply wi 'th Section 1445 of the Internal Revenue Code. The federal tax identification number of Physical Therapy Associates, Inc. is 51-0255225. The federal tax identification number of PTS Rehab Philadelphia, Inc. is 23-2685486.

     2.22. Creditors of Seller's Business. Seller and Owner covenant and agree that all of the creditors of Seller's Business will be paid in full by Seller prior to the execution and delivery of this Agreement, or within such other period as is normally permitted by such creditors in the ordinary course of business. If requested in writing by HEALTHSOUTH, Seller and Owner shall furnish HEALTHSOUTH with proof of payment of all creditors of Seller's Business. Seller and Owner agree to indemnify and hold HEALTHSOUTH harmless from any loss or expense, including reasonable attorneys' fees, arising out of their failure to pay, when due, the creditors of Seller's Business. Seller may, if in good faith and upon reasonable grounds, dispute the amount or validity of any such debts, and contest and defend same, and in good faith diligently conduct any necessary proceedings to prevent and avoid same.

Section 3. Covenants of the Seller and the Owner.

     3.1. Preservation of Seller's Business. The Seller and the Owner will use their best efforts to preserve the business organization of the Seller's Business intact, to keep available to IIEALTHSOUTH, at the request of HEALTHSOUTH, the services of the present employees of the Seller's Business, and to preserve for HEALTHSOUTH the goodwill of the patients, suppliers, customers and others associated with the Seller's Business.

     3.2. Indemnification for Transactions Prior to Closing. The Seller and the Owner agree to indemnify and hold harmless HEALTHSOUTH and its affiliates from and against any and all taxes, expenses, liabilities and damages (including reasonable attorneys' fees) arising from the transaction of the Seller's Business or the Owner's physical therapy practices prior to the close of business on the date this Agreement is executed and delivered.

     3.3. Employees. The Seller and the Owner hereby covenant and agree to indemnify HEALTHSOUTH with respect to any and all liability that for whatever reason may accrue to HEALTHSOUTH in connection with any employee payment or benefit described herein allocable to services performed on or prior to the date of the execution and delivery of this Agreement, except for the accrued sick leave and vacation benefits (calculated as earned time by the Seller) for the employees listed in Exhibit F who are hired by HEALTHSOUTH, which accrued sick leave and vacation benefits (calculated as' earned time by the Seller) shall be assumed by HEALTHSOUTH in accordance with its standard policies and procedures concerning sick leave and vacation benefits calculated as earned time by the Seller) for similar employees. All persons listed on Exhibit F who may be hired by HEALTHSOUTH shall be "at will" employees of HEALTHSOUTH, regardless of any contracts or agreements any such employees may have with the Seller. HEALTHSOUTH shall not assume any contracts or agreements between the employees of Seller listed on Exhibit F and the Seller, the Owner or any other entity, and the Seller and the Owner shall be responsible for termination of all such contracts and agreements, and any liability resulting therefrom. The Seller and the Owner represent and warrant that the persons listed on Exhibit F are citizens of the United States of America. Except as provided on
 .
Exhibit.F, to the best knowledge of the Seller and the Owner, no employee listed thereon has any pre-existing medical conditions. Notwithstanding anything to the contrary contained in this Agreement, if HEALTHSOUTH assumes any vacation (calculated as earned time by the Seller) or sick leave by reason of HEALTHSOUTH hiring any employee listed on Exhibit F, and such employee voluntarily terminates work for HEALTHSOUTH for at least 60 days after the date of this Agreement, the Seller and the Owner shall reimburse HEALTHSOUTH for any monies 1 't pays to such employee for vacation (calculated as earned time by the Seller) or sick leave termination benefits.

Section 4.  Access to Information and Documents.

      4.1.     Books and Records.  The Seller, the Owner and
 HEALTHSOUTH hereby agree to comply     with all applicable
 provisions of 42 U.S.C. 1395x(v)I, which is incorporated herein by reference, and all similar federal and state statutes concerning providing information to the Secretary of the United States Department of Health and Human Services and the Comptroller General of the United States General Accounting Office, or their authorized representatives. Disclosure pursuant to this Section shall not be construed as a waiver of any other legal right to which any party may be entitled under law or regulation.

      4.2. Sharing of Information. For a period of four years after the date of the execution and delivery of this Agreement, or for such longer period as may exist under any applicable statute of limitations, the Seller, the Owner and HEALTHSOUTH shall, during normal business hours, afford the other parties and their counsel and accountants, full access to the books, records and other data retained by such parties pursuant to this Agreement, as may reasonably be requested.

 Section 5.  Nature and Survival of Representations and
             Warranties.

      5.1. Survival of Representations and Warranties. All statements contained in this Agreement or in any Exhibit attached hereto, any agreement executed pursuant hereto, and any certificate or other instrument delivered by or on behalf of either party pursuant to the terms of this Agreement, shall constitute representations and warranties. All representations, warranties and covenants of the parties shall survive the date of this Agreement, and the parties shall be entitled to rely upon such representations, warranties and covenants irrespective of any investigations made by such parties.

      5.2. Indemnification for Breach. Each of the parties hereto indemnities the other against any loss, liability, damage, cost or expense, including reasonable attorneys' fees, on account of a breach of any warranty, representation, covenant or agreement made in this Agreement or in any Exhibit attached hereto or and document executed in connection herewith.

     5.3. Set-Off. In the event of any breach of warranty, representation, covenant or agreement by any party giving rise to indemnification of another party under this Agreement, the indemnified party shall be entitled to off-set the amount of damages incurred by it as a result of such breach against any monies owed to the defaulting party, in addition to any other or further remedies available at law or equity to the parties.

Section 6.      Miscellaneous.

     6.1. Notices. Any notice required or permitted hereunder or any agreement or document executed and delivered in connection with this Agreement shall be deemed to have been served properly if hand delivered or delivered by overnight courier, charges prepaid and properly addressed, to the respective party to whom such notice relates at the following addresses:

           If to HEALTHSOUTH:

           HEALTHSOUTH Holdings, Inc.
           One HEALTHSOUTH Parkway
           Birmingham, Alabama 35243

           Attention: P. Daryl Brown
           With copies to:
           Stacey S. Fleenor, Esq.
           HEALTHSOUTH Corporation
           One HEALTHSOUTH Parkway
           Birmingham, Alabama 35243


           If to the Seller and/or the Owner:

           Physical Therapy Associates, Inc.
           c/o Consolidated Health Care Associates, Inc.
           38 Pond Street
           Franklin, Massachusetts 02038

           Attention:    Robert M. Whitty, President

          With copies to:

          Blake J. Godbout, Esq.
          DiMaria & Godbout
          15 Broad Street, Suite 700 Boston, Massachusetts 02109

 or such other address as shall be noticed in writing by any party to the other parties. All such notices shall be deemed received when hand delivered or one day after delivered to the overnight courier.

      6.2. Additional Acts. Each party hereto agrees to perform any further acts and to execute and deliver any other documents which may be reasonably necessary to carry out the provisions of this Agreement.

      6.3.  Governing Law.  This Agreement shall be interpreted,
 construed and enforced  in accordance            with the laws
 of the State of Pennsylvania.

      6.4. Headings. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

      6.5. Severability. The provisions of this Agreement shall be severable and if any provisions shall be invalid or void or unenforceable in whole or in part for any reason, the remaining provisions shall remain in full force and effect.

      6.6. Terminology. The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter. "To the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided, Unless otherwise expressly provided herein, knowledge of the Seller shall be deemed to include facts known to the Owner or any officer, director or employee of the Seller.

     6.7. Entire Agreement. This Agreement and the other agreements executed and delivered contemporaneously herewith contain the entire agreement of the parties and supersede any and all prior agreements between the parties, written or oral, with respect to the purchase and sale contemplated hereby. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

      6.8. Counterparts. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument. The parties may execute this Agreement, individually or in a representative capacity, and forward an executed counterpart signature to one or more other parties by telecopy, overnight express or other means, and the party or parties receiving such executed counterpart signature shall be authorized to attach it hereto as the legal and valid signature of such executing party, The party or parties receiving such executed counterpart signature, together with their attorneys and counsel, shall be able to rely on the validity of such executed counterpart signature as fully as if the original of such signature was affixed hereon.

      6.9. Binding Effect. This Agreement shall be binding and shall inure to the benefit of the parties hereto, and their respective heirs, legatees, executors, administrators, successors and assigns.

      6.10. No Rule of Construction. The parties acknowledge that this Agreement was initially prepared by HEALTHSOUTH solely as a convenience and that all parties hereto, and their counsel, have read and fully negotiated all the language used in this Agreement. The parties acknowledge that, because all parties and their counsel participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous clear language in favor or against any party because such party drafted this Agreement.


     6.11, Reliance on Statements. All Exhibits and documents referred to in or attached to this Agreement are integral parts of this Agreement as if fully set forth herein, and all statements appearing therein shall be deemed disclosed and relied upon for all purposes and not just in connection with the specific representation to which they are explicitly referenced.

     IN WITNESS WHEREOF, the undersigned parties have executed this document as of the day and year first written above.
                                   PHYSICAL THERAPY ASSOCIATES,
INC.

                                   By: /s/ Robert M. Whitty
                                          Robert M. Whitty
                                           President


                                   PTS REHAB PHILADELPHIA, INC.

                                   By: /s/ Robert M. Whitty
                                           Robert M. Whitty
                                           President


                                   CONSOLIDATED HEALTHCARE
                                   ASSOCIATES, INC.

                                   By: /s/ Robert M. Whitty
                                           Robert M. Whitty
                                           President

                                   HEALTHSOUTH Holdings, Inc.

                                   By: /s/ P. Daryl Brown
                                           P. Daryl Brown
                                           Vice President